Promissory Note

December 15, 2000                                            $8,0000

 The undersigned, EXCEL Publishing, Inc., a corporation operating in Utah County, Utah, does hereby promise to pay to the order of Anthony Ramon, at 632 North 1000 East, Mapleton, Utah 84664, or such other place as the holder hereof may designate in writing, the sum of Eight Thousand Dollars ($8,000), in demand note with interest at the rate of 10% per annum. Principal and interest are due and payable in full on May 15, 2001.

 Prepayment of this Note with interest to date of payment may be made at any time without penalty.

 Presentment, demand, protest, notice of dishonor are hereby waived and the undersigned hereby consents to the same.

 This Note is not subject to any offset, credits or deductions other than payments of principal and interest made hereunder.

 In the event of any default hereunder, the undersigned, hereby agrees to pay to the holder hereof reasonable attorney's fees, legal expenses and lawful collection costs incurred in connection with the enforcement of this obligation in addition to all other sums due hereunder, regardless of whether litigation is actually commenced.

                             By:/s/ Anthony Ramon
                               EXCEL Publishing, Inc.
                             E-1
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